Exhibit 4.3

EXECUTION COPY

FIRST AMENDMENT TO THE SERIES 2012-1 SUPPLEMENT

This AMENDMENT TO THE SERIES 2012-1 SUPPLEMENT (this “Amendment”), dated as of August 18, 2017, amends the Series 2012-1 Supplement, dated as of November 29, 2012 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the “Series 2012-1 Supplement”), by and among Icon Brand Holdings LLC, a Delaware limited liability company (“Brand Holdings II”), Icon DE Intermediate Holdings LLC, a Delaware limited liability company (“Brand Holdings I”), Icon DE Holdings LLC, a Delaware limited liability company (“IP Holder I”) and Icon NY Holdings LLC, a Delaware limited liability company (“IP Holder II” and, together with Brand Holdings II, Brand Holdings I and IP Holder I, collectively, the “Co-Issuers”) and Citibank, N.A., as Trustee (the “Trustee”), to the Base Indenture, dated as of November 29, 2012 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Base Indenture”), among the Co-Issuers and the Trustee. All capitalized terms used and not otherwise defined herein shall have the respective meanings provided therefor in the Definitions List attached as Annex A to the Base Indenture or the Series 2012-1 Supplement, as applicable.

W I T N E S S E T H:

WHEREAS, the Co-Issuers and the Trustee are parties to the Series 2012-1 Supplement;

WHEREAS, pursuant to Section 5.8 of the Series 2012-1 Supplement, the Series 2012-1 Supplement may be amended in accordance with the terms of the Base Indenture;

WHEREAS, pursuant to Section 13.2(a) of the Base Indenture, the Series 2012-1 Supplement may be amended if such amendment is in writing in a Supplement and consented to by the Control Party;

WHEREAS, the Co-Issuers have requested the consent of the Control Party to this Amendment as of the date hereof and this Amendment shall not be effective unless and until the Control Party has provided its written consent (in accordance with the terms and conditions of the Base Indenture) to the execution of this Amendment; and

WHEREAS, this Amendment shall become effective as of the date above first written if and when all conditions to effectiveness set forth herein have been satisfied.

NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration the receipt and sufficiency of which are acknowledged, it is mutually covenanted and agreed, that the Series 2012-1 Supplement be amended and supplemented as follows:

SECTION 1: AMENDMENTS

Section 1.1 Amendment of Definitions. The following defined term, as set forth in Annex A of the Series 2012-1 Supplement, is hereby amended and restated in its entirety as follows:

““L/C Commitment” means (i) prior to the date hereof, the obligation of the L/C Provider to provide Letters of Credit pursuant to Section 2.07 of the Series 2012-1 Class A-1 Note Purchase Agreement and (ii) on and after the date hereof, $0 (i.e., there shall be no commitment).”

““L/C Provider” means Guggenheim Securities Credit Partners, LLC, in its capacity as provider of any Letter of Credit under the Series 2012-1 Class A-1 Note Purchase Agreement, and its permitted successors and assigns in such capacity.”

““Series 2012-1 Class A-1 Other Amounts” means, for any Monthly Allocation Date, the aggregate amount of any Series 2012-1 Class A-1 Breakage Amount, Class A-1 Indemnities, Increased Capital Costs, Increased Costs, Increased Tax Costs, L/C Other Reimbursement Costs, Other Class A-1 Transaction Expenses and Series 2012-1 Class A-1 Mandatory Payment Amounts then due and payable and not previously paid. For purposes of the Base Indenture, the “Series 2012-1 Class A-1 Other Amounts” shall be deemed to be “Class A-1 Senior Notes Other Amounts.”

““Series 2012-1 Class A-1 Senior Notes Renewal Date” means the Quarterly Payment Date in January 2020. For purposes of the Base Indenture, the “Series 2012-1 Class A-1 Senior Notes Renewal Date” shall be deemed to be a “Class A-1 Senior Notes Renewal Date.”

““Swingline Commitment” means (i) prior to the date hereof, the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.06 of the Series 2012-1 Class A-1 Note Purchase Agreement and (ii) on and after the date hereof, $0 (i.e., there shall be no commitment).”

““Swingline Lender” means Guggenheim Securities Credit Partners, LLC, in its capacity as maker of Swingline Loans, and its permitted successors and assigns in such capacity.”

Section 1.2 Amendment to Section 3.6(b). Section 3.6(b) of the Series 2012-1 Supplement is hereby amended and restated in its entirety as follows:

“(b) Series 2012-1 Anticipated Repayment. The Series 2012-1 Final Payment is anticipated to occur on the Quarterly Payment Date occurring in January 2020 (such date, the “Series 2012-1 Anticipated Repayment Date”). The initial Series 2012-1 Class A-1 Senior Notes Renewal Date will be the Quarterly Payment Date occurring in January 2020.”

Section 1.3 Amendment to Section 4.3(d). Section 4.3(d) of the Series 2012-1 Supplement is hereby amended and restated in its entirety as follows:

“(d) Each Series 2012-1 Class A-1 Note shall bear the following legend:

THE ISSUANCE AND SALE OF THIS SERIES 2012-1 CLASS A-1 NOTE (“THIS NOTE”) HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER RELEVANT JURISDICTION. THIS NOTE AND ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO PERSONS WHO ARE NOT COMPETITORS (AS DEFINED IN THE INDENTURE), UNLESS THE CO-ISSUERS GIVE WRITTEN CONSENT TO SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER, AND IN ACCORDANCE WITH THE PROVISIONS OF THE CLASS A-1 NOTE PURCHASE AGREEMENT, DATED AS OF NOVEMBER 29, 2012 AND AMENDED AS OF AUGUST 18, 2017 BY AND AMONG THE CO-ISSUERS, THE MANAGER, THE SERIES 2012-1 CLASS A-1 INVESTORS, THE SERIES 2012-1 SUBFACILITY LENDERS AND GUGGENHEIM SECURITIES CREDIT PARTNERS, LLC AS ADMINISTRATIVE AGENT.

The required legend set forth above shall not be removed from the Series 2012-1 Class A-I Notes except as provided herein.”

SECTION 2: REPRESENTATIONS AND WARRANTIES

In order to induce the Trustee to agree to, and the Control Party to consent to, this Amendment, the Co-Issuers hereby represent and warrant as follows for the benefit of the Secured Parties, as of the date hereof:

Section 2.1 Limited Liability Company and Governmental Authorization.

The execution, delivery and performance by the Co-Issuers of this Amendment (a) is within each Co-Issuers’ limited liability company powers and has been duly authorized by all necessary limited liability company action, (b) requires no action by or in respect of, or filing with, any governmental body, agency or official which has not been obtained, and (c) does not contravene, or constitute a default under, in any material respect any provision of applicable law or regulation or of the certificates of formation or limited liability company agreements of any of the Co-Issuers or of any law or governmental regulation, rule, contract, agreement, judgment, injunction, order, decree or other instrument binding upon any of the Co-Issuers or any Collateral or result in the creation or imposition of any Lien on any Collateral, except for Liens created by this Amendment or the other Related Documents. This Amendment has been executed and delivered by a duly authorized officer of the Co-Issuers.

Section 2.2 Binding Effect.

This Amendment is a legal, valid and binding obligation of each of the Co-Issuers enforceable against any of the Co-Issuers in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

Section 2.3 No Consent.

No consent or action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery of this Amendment or for the performance of any of the Co-Issuers’ obligations hereunder other than such consents, approvals, authorizations, registrations, declarations or filings as were obtained by the Co-Issuers prior to the Initial Closing Date, or the date hereof, as applicable.

SECTION 3: CONDITIONS PRECEDENT

This Amendment shall become effective and shall be binding on each of the parties hereto upon the satisfaction or due waiver of each of the following conditions precedent:

1.	The written consent of the Control Party shall have been given to the terms of this Amendment and a copy thereof provided to the Trustee.

2.	The Co-Issuers shall have provided written notice to each Rating Agency of this Amendment no less than ten (10) days prior to the effectiveness of this Amendment.

3.	The Trustee and the Servicer shall have received an Opinion of Counsel, subject to the assumptions and qualifications stated therein in a form reasonably acceptable to the Trustee, dated the date hereof, substantially to the effect that this Amendment is authorized and permitted by the Series 2012-1 Supplement and the Base Indenture, that all conditions precedent provided for in the Series 2012-1 Supplement and the Base Indenture with respect to the execution and delivery of this Amendment have been satisfied, and that the Amendment will be valid and binding upon the Co-Issuers.

SECTION 4: MISCELLANEOUS

Section 4.1 Counterpart Originals.

The parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 4.2 Ratification and Effect.

The Series 2012-1 Supplement, as amended and supplemented by this Amendment, is in all respects ratified and confirmed, shall continue to be in full force and effect, and shall be read, taken and construed as one and the same instrument.

Section 4.3 Effect of Amendment.

This Amendment is limited as specified and, except as expressly stated herein, shall not constitute a modification, acceptance or waiver of any other provision of the Series 2012-1 Supplement or the Base Indenture.

Section 4.4 Headings, etc.

The headings of the Sections of this Amendment have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 4.5 Choice of Law.

THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

Section 4.6 Trustee Responsibility.

The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Co-Issuers and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, the Trustee shall be entitled to the benefit of every provision of the Base Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

IN WITNESS WHEREOF, the Trustee and the Co-Issuers have caused this Amendment to be duly executed by their respective duly authorized officers as of the day and year first written above.

ICON BRAND HOLDINGS LLC, as Co-Issuer

By:	/s/ Jason Schaefer
Name: Jason Schaefer
Title: Vice President

ICON DE INTERMEDIATE HOLDINGS LLC, as Co-Issuer

By:	/s/ Jason Schaefer
Name: Jason Schaefer
Title: Vice President

ICON DE HOLDINGS LLC, as Co-Issuer

By:	/s/ Jason Schaefer
Name: Jason Schaefer
Title: Vice President

ICON NY HOLDINGS LLC, as Co-Issuer

By:	/s/ Jason Schaefer
Name: Jason Schaefer
Title: Vice President

Signature Page to the First Amendment to the Series 2012-1 Supplement

CITIBANK, N.A., in its capacity as Trustee and as Securities Intermediary

By:	/s/ Anthony Bausa
Name: Anthony Bausa
Title: Vice President

Signature Page to the First Amendment to the Series 2012-1 Supplement

Acknowledged and Consented to by Midland Loan Services, a division of PNC Bank, National Association, as Control Party

By:	/s/ Gregory L. McFarland
Name: Gregory L. McFarland
Title: Senior Vice President Servicing Officer

Signature Page to the First Amendment to the Series 2012-1 Supplement